Exhibit 10.15

INTANGIBLE ASSET AND DEMO CAR

PURCHASE AGREEMENT

无形资产购买协议

Between

BEIJING XINSHIYA TECHNOLOGY CO., LTD.

北京新实亚科技有限公司

(the “Seller” / 出售方)

and / 和

SINGAUTO PTE. LTD.

(Singapore UEN: 202330803D)

(the “Purchaser” / 购买方)

Purchase Price: RMB 39,010,000

购买价格：人民币 39,010,000 元

Date: 1 April 2025 / 日期：2025 年 4 月 1 日

Consented and Agreed by / 同意并确认：

SINGAUTO INC. (Cayman Islands)

(as Assignor of the Intercompany Loan Receivable / 作为关联公司贷款应收款转让方)

RECITALS

背景陈述

(A) The Seller is a company incorporated under the laws of the People’s Republic of China, engaged in the research and development of new energy vehicle technology, including the development of cold-chain logistics electric vehicle platforms.

(A) 出售方系依据中华人民共和国法律成立的公司，从事新能源汽车技术的研究与开发，包括冷链物流电动车平台的开发。

(B) In the course of its R&D activities, the Seller has created, developed and has the right to transfer the technical deliverables described in Schedule 1 to this Agreement (the “Purchased Assets”), which constitute intangible assets comprising engineering designs, technical specifications, analysis reports, functional definitions, architectural schemes, regulatory compliance documentation and related materials developed in connection with the G8, G7 and G6 development milestones of the new energy refrigerated truck project (the “Project”).

(B) 出售方在其研发活动过程中已创建、开发并有权转让本协议附件一所述的技术交付物（”购买资产”），该等资产构成无形资产，包括与新能源冷藏车项目（”项目”）G8、G7及G6开发节点相关的工程设计、技术规范、分析报告、功能定义、架构方案、法规符合性文件及相关材料。

(C) The Purchaser wishes to acquire the Purchased Assets from the Seller, and the Seller wishes to sell and transfer the Purchased Assets to the Purchaser, on the terms and conditions set out in this Agreement.

(C) 购买方希望依据本协议所载条款及条件向出售方收购购买资产，出售方亦希望向购买方出售及转让购买资产。

AGREED TERMS

协议条款

ARTICLE 1 — DEFINITIONS AND INTERPRETATION

第一条 — 定义与解释

1.1 In this Agreement, unless the context otherwise requires:

在本协议中，除上下文另有要求外：

“Affiliate” means, in relation to any person, any entity that directly or indirectly Controls, is Controlled by, or is under common Control with that person.

“关联方”指就任何人而言，直接或间接控制该人、受该人控制或与该人处于共同控制下的任何实体。

“Completion” means completion of the sale and purchase of the Purchased Assets in accordance with Article 4.

“交割”指依据第四条完成购买资产的买卖。

“Completion Date” means the date on which Completion occurs, 30 April 2025 or such other date as the Parties may agree in writing.

“交割日”指交割发生之日，即2025年4月30z日，或双方书面同意的其他日期。

“Confidential Information” has the meaning given to it in Article 9.

“保密信息”具有第九条赋予其的含义。

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“Intellectual Property Rights” means all patents, utility models, copyrights, design rights, database rights, trade secrets, know-how, technical information and all other intellectual or industrial property rights of any nature, whether registered or unregistered, and including all applications for registration thereof.

“知识产权”指所有专利、实用新型、著作权、外观设计权、数据库权、商业秘密、专有技术、技术信息及所有其他任何性质的知识产权或工业产权，无论是否注册，包括所有注册申请。

“Purchase Price” has the meaning given to it in Article 3.

“购买价格”具有第三条赋予其的含义。

“Purchased Assets” means (i) the intangible assets listed and described in Schedule 1 to this Agreement and (ii) the demo vehicles listed and described in Schedule 2 to this Agreement, together comprising the assets developed or owned by the Seller in connection with the Project.

“购买资产”指(i)本协议附件一所列出并描述的无形资产，及(ii)本协议附件二所列出并描述的展示车辆，共同构成出售方就项目开发或拥有的资产。

“Singauto Inc.” means Singauto Inc., a company incorporated in the Cayman Islands, being the ultimate holding company of the Purchaser and the holder of the Intercompany Loan receivable prior to its assignment to the Purchaser pursuant to Clause 3.6.

“Singauto Inc.”指Singauto Inc.，一家在开曼群岛注册成立的公司，为购买方的最终控股公司，并在依据第3.6条将关联公司贷款应收款转让给购买方之前持有该应收款。

“Transfer Documentation” means the bill of assignment, deed of transfer or other instruments necessary to effect the transfer of title to the Purchased Assets to the Purchaser.

“转让文件”指完成购买资产所有权向购买方转让所需的转让书、转让契据或其他文件。

ARTICLE 2 — SALE AND PURCHASE OF PURCHASED ASSETS

第二条 — 购买资产的买卖

2.1 Subject to the terms and conditions of this Agreement, the Seller agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase and accept from the Seller, all right, title and interest in and to the Purchased Assets, free and clear of any encumbrances, liens, charges or third-party claims, with effect from the Completion Date.

在本协议条款及条件约束下，出售方同意向购买方出售、转让并移交购买资产中的全部权利、所有权及利益，购买方同意自交割日起自出售方处购买并接受，不附带任何抵押、留置权、担保或第三方权利主张。

2.2 The sale and transfer under Clause 2.1 includes, without limitation:

第2.1条项下的出售和转让包括但不限于：

(a) all Intellectual Property Rights subsisting in or relating to the Purchased Assets;

(a) 存在于或与购买资产相关的所有知识产权；

(b) all technical data, source files, design files, CAD data, reports, documentation and other materials comprising or relating to the Purchased Assets; and

(b) 构成或与购买资产相关的所有技术数据、源文件、设计文件、CAD数据、报告、文件及其他材料；以及

(c) the right to use, commercialise, sub-license, modify, develop and exploit the Purchased Assets in any manner and in any jurisdiction, subject to Clauses 2.3 to 2.6 below.

(c) (c) 在任何司法管辖区以任何方式使用、商业化、再许可、修改、开发和利用购买资产的权利，但受第2.3条至第2.6条约束。

2.3 Following Completion, the Seller shall retain a non-exclusive, non-transferable, royalty-free right to use the Purchased Assets solely for internal research, development and technical support purposes within the Territory.

交割完成后，出售方保留一项非独占、不可转让且免许可费的权利，仅限于在区域内为内部研发及技术支持目的使用购买资产。

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2.4 The Seller shall not, directly or indirectly, use, exploit, commercialise or otherwise apply the Purchased Assets in connection with the manufacture, marketing, sale or distribution of any products or services within the Territory.

2.4 出售方不得直接或间接在区域内使用、利用、商业化或以其他方式将购买资产应用于任何产品或服务的生产、推广、销售或分销。

2.5 The Seller acknowledges that the Purchaser shall have the exclusive right to designate a licensee for commercial use within the Territory, and the Seller shall not grant such rights to any third party.

2.5 出售方确认，购买方有权在区域内指定唯一被许可方进行商业使用，出售方不得向任何第三方授予该等权利。2.6 The Seller shall not circumvent this arrangement through any third party.

2.6 出售方不得通过任何第三方规避本协议安排。

ARTICLE 3 — PURCHASE PRICE AND PAYMENT

第三条 — 购买价格及付款

3.1 The aggregate purchase price for the Purchased Assets shall be RMB 39,010,000 (Renminbi Twenty Million Eight Hundred and Ninety Thousand only) (the “Purchase Price”).

购买资产的总购买价格为人民币39,010,000元（人民币叁仟玖佰零壹万元整）（”购买价格”）。

3.2 The Purchase Price shall be paid by the Purchaser to the Seller in full on the Completion Date by wire transfer to the bank account designated by the Seller in Schedule 4, unless the Parties agree in writing to an alternative payment schedule (including by way of set-off pursuant to Clause 3.6).

购买价格应由购买方于交割日通过电汇方式全额支付至出售方在附件四中指定的银行账户，除非双方书面同意其他付款安排（包括依据第3.6条进行抵销）。

3.3 All payments under this Agreement shall be made in Renminbi (RMB). If any payment is to be made from outside the PRC, the Parties shall cooperate to ensure compliance with all applicable foreign exchange regulations of the State Administration of Foreign Exchange (“SAFE”) and any other relevant PRC regulatory requirements.

本协议项下的所有款项均以人民币支付。如任何款项须自中华人民共和国境外汇出，双方应配合确保遵守国家外汇管理局（”外汇局”）的所有适用外汇法规及其他相关中国法规要求。

3.4 The Purchaser shall be responsible for any withholding tax obligations arising in Singapore in connection with the payment of the Purchase Price. The Seller shall be responsible for any taxes arising in the PRC in connection with the receipt of the Purchase Price. Each Party shall promptly provide the other with evidence of any tax payment made on behalf of the other Party.

购买方应负责与支付购买价格相关的新加坡预提税义务。出售方应负责与收取购买价格相关的中国税款。各方应及时向对方提供代对方缴纳税款的证明。

3.5 The Parties acknowledge that the Purchase Price has been determined on an arm’s length basis, taking into account development costs, stage of completion, expected economic benefits and comparable market transactions.

双方确认，购买价格系依据独立交易原则确定，并综合考虑研发成本、完成阶段、预期收益及可比交易。

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3.6 Set-Off Against Intercompany Loan.

第3.6条 — 与关联公司贷款的抵销。

(a) The Parties acknowledge that Beijing Xinshiya Technology Co., Ltd. (the “Debtor”) is indebted to Singauto Inc., a company incorporated in the Cayman Islands and the ultimate holding company of the Purchaser (“Singauto Inc.”), in respect of an existing intercompany loan (the “Intercompany Loan”).

(a) 双方确认，北京新实亚科技有限公司（”债务人”）就一笔本金金额为人民币[●]元的现有关联公司贷款（”关联公司贷款”）对Singauto Inc.（一家在开曼群岛注册成立的公司及购买方的最终控股公司）（”Singauto Inc.”）负有债务。

(b) Singauto Inc. has, by way of a written assignment notice delivered to the Seller on or before the Completion Date, assigned to the Purchaser its right to receive repayment of the Intercompany Loan (or such portion thereof as is equal to the Purchase Price) (the “Assigned Receivable”). The Seller acknowledges receipt of such assignment notice and consents to the assignment.

(b) Singauto Inc.已于交割日当日或之前通过向出售方交付书面转让通知，将其就关联公司贷款（或其中等于购买价格的部分金额）的还款请求权（”转让应收款”）转让给购买方。出售方确认收到该转让通知并同意该转让。

(c) The Purchaser shall be entitled, by written notice to the Seller at or prior to the Completion Date, to set off the whole or any part of the Assigned Receivable against the Purchase Price payable by the Purchaser to the Seller under this Agreement. To the extent of any such set-off, the obligations of the Purchaser to pay the Purchase Price and the Debtor’s obligation to repay the Assigned Receivable shall be discharged pro tanto.

(c) 购买方有权通过在交割日当日或之前向出售方发出书面通知，将转让应收款的全部或任何部分与购买方依据本协议应向出售方支付的购买价格进行抵销。在任何该等抵销的范围内，购买方支付购买价格的义务及债务人偿还转让应收款的义务均按比例解除。

(d) Any portion of the Purchase Price not satisfied by set-off pursuant to Clause 3.6(c) shall be paid in cash in accordance with Clause 3.2.

(d) 购买价格中未通过第3.6(c)条抵销方式满足的任何部分，应依据第3.2条以现金方式支付。

(e) The Parties shall cooperate to ensure compliance with applicable PRC foreign exchange regulations, and where required, adopt alternative lawful settlement mechanisms.

(e) 双方应配合确保符合中国外汇监管要求，并在必要时采用其他合法结算方式。

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ARTICLE 4 — COMPLETION

第四条 — 交割

4.1 Completion shall take place on the Completion Date at a location agreed by the Parties, or by exchange of documents electronically.

交割应于交割日在双方商定的地点进行，或以电子方式交换文件完成。

4.2 At Completion, the Seller shall:

交割时，出售方应：

(a) deliver to the Purchaser the Transfer Documentation duly executed by the Seller;

(a) 向购买方交付由出售方正式签署的转让文件；

(b) deliver or make available to the Purchaser all physical and electronic files, data, source materials and documentation comprising or relating to the Purchased Assets, in a format reasonably acceptable to the Purchaser;

(b) 以购买方合理接受的格式向购买方交付或提供构成或与购买资产相关的所有实物及电子文件、数据、原始材料和文件；

(c) execute and deliver any further instruments and take all further actions reasonably required to perfect and give effect to the transfer of the Purchased Assets; and

(c) 签署并交付所有进一步的文件，并采取完善购买资产转让并使其生效所合理需要的所有进一步行动；以及

(d) provide a written confirmation that all Purchased Assets have been delivered and that no Intellectual Property Rights in the Purchased Assets are subject to any encumbrance.

(d) 提供书面确认，证明所有购买资产均已交付，且购买资产中的知识产权不受任何抵押或权利限制。

4.3 At Completion, the Purchaser shall pay the Purchase Price in accordance with Clause 3.2.

交割时，购买方应按照第3.2条的规定支付购买价格。

ARTICLE 5 — REPRESENTATIONS AND WARRANTIES OF THE SELLER

第五条 — 出售方的陈述与保证

The Seller represents and warrants to the Purchaser as at the date of this Agreement and as at the Completion Date that:

出售方就本协议签署之日及交割日向购买方陈述并保证：

5.1 it is a company duly incorporated and validly existing under the laws of the PRC and has full power and authority to enter into and perform this Agreement;

其系依据中华人民共和国法律正式成立且有效存续的公司，具有签订并履行本协议的完全权力和授权；

5.2 this Agreement has been duly authorised, executed and delivered by the Seller and constitutes valid, binding and enforceable obligations of the Seller in accordance with its terms;

本协议已由出售方正式授权、签署并交付，并依据其条款构成对出售方有效、具约束力且可强制执行的义务；

5.3 it is the sole and exclusive legal and beneficial owner of the Purchased Assets and has the full right and authority to sell and transfer the Purchased Assets to the Purchaser free and clear of any encumbrances;

其系购买资产的唯一合法及实际所有权人，有完全权利和授权将购买资产不附带任何抵押地出售和转让给购买方；

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5.4 the Purchased Assets were created by the Seller’s employees or contractors acting within the scope of their employment or engagement, and all Intellectual Property Rights in the Purchased Assets vest solely in the Seller;

购买资产由出售方的雇员或承包商在其职责范围内创作，购买资产中的所有知识产权仅归出售方所有；

5.5 to the Seller’s knowledge, the Purchased Assets do not infringe any third-party Intellectual Property Rights;

就出售方所知，购买资产不侵犯任何第三方知识产权；

5.6 there are no pending or threatened claims, litigation, arbitration or regulatory proceedings relating to the Purchased Assets; and

目前不存在与购买资产相关的未决或被威胁的索赔、诉讼、仲裁或监管程序；以及

5.7 the execution and performance of this Agreement does not violate any applicable PRC law or regulation, any order of any court or governmental body, or any agreement to which the Seller is a party.

签署和履行本协议不违反任何适用的中华人民共和国法律法规、任何法院或政府机构的命令，或出售方作为一方当事人的任何协议。

5.8 All Intellectual Property Rights have been duly assigned to the Seller by its employees or contractors.

5.8 所有知识产权均已由出售方员工或承包商合法转让至出售方。

ARTICLE 6 — REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

第六条 — 购买方的陈述与保证

The Purchaser represents and warrants to the Seller as at the date of this Agreement and as at the Completion Date that:

购买方就本协议签署之日及交割日向出售方陈述并保证：

6.1 it is a company duly incorporated and validly existing under the laws of Singapore and has full power and authority to enter into and perform this Agreement;

其系依据新加坡法律正式成立且有效存续的公司，具有签订并履行本协议的完全权力和授权；

6.2 this Agreement has been duly authorised, executed and delivered by the Purchaser and constitutes valid, binding and enforceable obligations of the Purchaser in accordance with its terms; and

本协议已由购买方正式授权、签署并交付，并依据其条款构成对购买方有效、具约束力且可强制执行的义务；以及

6.3 the execution and performance of this Agreement does not violate any applicable Singapore law or regulation, or any agreement to which the Purchaser is a party.

签署和履行本协议不违反任何适用的新加坡法律法规，或购买方作为一方当事人的任何协议。

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ARTICLE 7 — POST-COMPLETION OBLIGATIONS

第七条 — 交割后义务

7.1 No later than thirty (30) days following the Completion Date, the Seller shall provide to the Purchaser a written statement confirming:

在交割日后三十（30）日内，出售方应向购买方提供书面声明，确认：

(a) the date on which each Purchased Asset was first created and/or completed;

(a) 每项购买资产首次创建和/或完成的日期；

(b) that the Seller has not previously granted any licence, sub-licence or other rights to any third party in respect of the Purchased Assets; and

(b) 出售方此前未就购买资产向任何第三方授予任何许可、再许可或其他权利；以及

(c) that the Purchased Assets are not subject to any pending or anticipated claims, disputes or third-party encumbrances.

(c) 购买资产不存在任何未决或预期的索赔、争议或第三方权利负担。

7.2 The Seller shall provide to the Purchaser, upon reasonable written request, all information and documentation relating to the development history, creation dates and expected commercial lifecycle of the Purchased Assets as may be reasonably required by the Purchaser or its professional advisers.

出售方应根据购买方合理的书面要求，向购买方提供购买方或其专业顾问合理要求的与购买资产的开发历史、创建日期及预期商业生命周期相关的所有信息和文件。

7.3 The Parties agree to cooperate in good faith to execute such further instruments and provide such further documentation or certifications as may be reasonably required by either Party or its professional advisers to give full effect to the transfer of the Purchased Assets contemplated by this Agreement.

双方同意善意合作，签署所需的进一步文件，并提供任何一方或其专业顾问为使本协议拟定的购买资产转让充分生效而合理要求的进一步文件或证明。

7.4 The Seller shall provide technical support for 12 months.

7.4 出售方应提供为期12个月的技术支持。

7.5 RELATED PARTY TRANSACTION

The Parties acknowledge that this Agreement constitutes a related party transaction and has been entered into on an arm’s length basis.

7.5 关联交易

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ARTICLE 8 — INDEMNIFICATION

双方确认，本协议构成关联交易，并基于独立交易原则订立。

第八条 — 赔偿

8.1 The Seller shall indemnify, defend and hold harmless the Purchaser and its affiliates, directors, officers, employees and agents from and against any and all losses, damages, costs, expenses (including reasonable legal fees) and liabilities arising out of or relating to:

出售方应就以下情形产生的所有损失、损害、费用、开支（包括合理律师费）及责任，对购买方及其关联方、董事、高级职员、雇员和代理人进行赔偿、辩护并使其免受损害：

(a) any breach of the Seller’s representations or warranties under this Agreement;

(a) 出售方违反本协议项下任何陈述或保证；

(b) any third-party claim that the Purchased Assets infringe the Intellectual Property Rights of any third party; or

(b) 任何第三方主张购买资产侵犯其知识产权的索赔；或

(c) any failure by the Seller to obtain all necessary consents or approvals required for the transfer of the Purchased Assets.

(c) 出售方未能获得转让购买资产所需的所有必要同意或批准。

8.2 The Purchaser’s obligation to indemnify the Seller shall be limited to direct losses arising from the Purchaser’s material breach of this Agreement.

购买方的赔偿义务仅限于购买方严重违反本协议所造成的直接损失。

ARTICLE 9 — CONFIDENTIALITY

第九条 — 保密

9.1 Each Party shall keep confidential and shall not disclose to any third party any Confidential Information received from the other Party. “Confidential Information” means all non-public information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether in oral, written, electronic or any other form.

各方应对从对方收到的任何保密信息予以保密，不得向任何第三方披露。”保密信息”指一方（”披露方”）在与本协议相关的情况下向另一方（”接收方”）披露的所有非公开信息，无论以口头、书面、电子或任何其他形式披露。

9.2 The obligations of confidentiality under Clause 9.1 shall not apply to information that: (a) is or becomes publicly known other than through the Receiving Party’s breach; (b) was already known to the Receiving Party prior to disclosure; (c) is received from a third party without restriction; or (d) is required to be disclosed by applicable law, stock exchange rules or court order, provided that the Receiving Party gives the Disclosing Party prior written notice.

第9.1条项下的保密义务不适用于以下信息：(a) 因接收方违约之外的原因已为或将成为公知；(b) 披露前已为接收方所知；(c) 由第三方提供且不受任何限制；或 (d) 适用法律、证券交易所规则或法院命令要求披露，但接收方应事先书面通知披露方。

9.3 The confidentiality obligations under this Article 9 shall survive termination or expiry of this Agreement for a period of five (5) years.

本第九条项下的保密义务在本协议终止或期满后继续有效，有效期为五（5）年。

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ARTICLE 10 — GOVERNING LAW AND DISPUTE RESOLUTION

第十条 — 适用法律及争议解决

10.1 This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of Singapore.

本协议及因本协议或其主题事项或订立而产生或与之相关的任何争议或主张（包括非合同性争议或主张），均受新加坡法律管辖并依其解释。

10.2 Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the SIAC for the time being in force, which rules are deemed to be incorporated by reference into this Clause.

因本协议产生的或与本协议相关的任何争议，包括有关其存在、效力或终止的任何问题，应提交新加坡国际仲裁中心（”SIAC”）并根据SIAC当时有效的仲裁规则进行仲裁，该仲裁规则视为以引用方式并入本条。

10.3 The seat of arbitration shall be Singapore. The tribunal shall consist of one (1) arbitrator. The language of the arbitration shall be English.

仲裁地为新加坡。仲裁庭由一（1）名仲裁员组成。仲裁语言为英语。

10.4 Notwithstanding Clause 10.2, either Party may seek urgent or interim relief from a court of competent jurisdiction.

尽管有第10.2条的规定，任何一方可向具有管辖权的法院寻求紧急或临时救济。

ARTICLE 11 — GENERAL PROVISIONS

第十一条 — 一般条款

11.1 Entire Agreement. This Agreement (including its Schedules) constitutes the entire agreement between the Parties in relation to its subject matter and supersedes all prior agreements, understandings, representations or warranties.

完整协议。本协议（包括其附件）构成双方就其主题事项的完整协议，并取代所有先前协议、谅解、陈述或保证。

11.2 Amendments. No amendment to this Agreement shall be effective unless made in writing and signed by authorised representatives of both Parties.

修改。对本协议的任何修改，除非以书面形式作出并由双方授权代表签署，否则不具效力。

11.3 Waiver. No failure or delay by any Party in exercising any right or remedy shall constitute a waiver of that right or remedy.

放弃。任何一方在行使任何权利或救济方面的任何未能或延迟，均不构成对该权利或救济的放弃。

11.4 Severability. If any provision of this Agreement is found to be invalid, illegal or unenforceable, it shall be severed and the remaining provisions shall continue in full force and effect.

可分性。如本协议的任何条款被认定为无效、违法或不可执行，该条款应予删除，其余条款应继续完全有效。

11.5 Notices. All notices under this Agreement shall be in writing and delivered to the addresses set out in Schedule 3, or such other address as a Party may notify in writing.

通知。本协议项下的所有通知应以书面形式发送至附件三所列地址，或一方书面通知的其他地址。

11.6 Further Assurance. Each Party shall execute and deliver such further documents and instruments, and do such further acts and things, as may be reasonably required to give effect to this Agreement.

进一步保证。各方应签署和交付所需的进一步文件和文书，并采取合理必要的进一步行动，以使本协议生效。

11.7 Counterparts. This Agreement may be executed in counterparts, each of which when executed shall constitute an original, and all the counterparts shall together constitute one and the same instrument. Electronic signatures shall be effective.

对等文本。本协议可以对等文本形式签署，每份经签署的文本均构成原件，所有对等文本共同构成同一文件。电子签名有效。

11.8 Language. This Agreement is executed in English and Chinese. In the event of any inconsistency between the English and Chinese versions, the English version shall prevail.

语言。本协议以英文和中文签署。如英文版本与中文版本之间存在任何不一致，以英文版本为准。

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SIGNATURE PAGE

签署页

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

兹为此证，双方已于上述日期签署本协议。

SIGNED for and on behalf of 代表……签署 BEIJING XINSHIYA TECHNOLOGY CO., LTD. 北京新实亚科技有限公司	SIGNED for and on behalf of 代表……签署 SINGAUTO PTE. LTD.

Authorised Signatory / 授权签署人	Authorised Signatory / 授权签署人

Name / 姓名: Xu Tong Meng 许同盟	Name / 姓名: Liu Yuqiang

Title / 职务: CTO	Title / 职务:Director

Date / 日期:1 April 2025	Date / 日期: 1 April 2025

Company Seal / 公司印章:	Company Seal / 公司印章:

CONSENTED AND AGREED by Singauto Inc. solely for the purposes of Clause 3.6

(Set-Off Against Intercompany Loan):

Singauto Inc.仅就第3.6条（与关联公司贷款的抵销）目的表示同意并确认：

SIGNED for and on behalf of 代表……签署

SINGAUTO INC.

Authorised Signatory / 授权签署人

Name / 姓名:Liu Yuqiang

Title / 职务:Director

Date / 日期: 1 April 2025

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SCHEDULE 1 — PURCHASED ASSETS

附件一 — 购买资产

The following intangible assets, developed by Beijing Xinshiya Technology Co., Ltd. in connection with the new energy refrigerated truck project, are transferred to Singauto Pte. Ltd. under this Agreement:

以下由北京新实亚科技有限公司就新能源冷藏车项目开发的无形资产，依据本协议转让予Singauto PTE. LTD.：

No. / 编号	Deliverable / 交付物	Description / 描述	Node / 节点	Asset Class / 资产类别
1	LVDP-PE-G8-01 《G8 Project Launch Deliverable Review Checklist》	Confirm deliverables, processes, standards and timelines for each functional unit at G8 launch	G8	Intangible Asset

2	LVDP-PE-G8-02 《Product Technical Solution, Performance & Technology Roadmap Analysis Report》	Comparative technical analysis covering product data, layout, powertrain, platform architecture, EEA, feasibility, regulatory compliance and risk	G8	Intangible Asset

3	LVDP-PE-G8-03 《Styling Proposal & Engineering Analysis Report》	Styling proposals developed with market requirements; engineering, hard-point and performance analysis conducted	G8	Intangible Asset

4	LVDP-PE-G8-04 Rendering Feasibility Analysis Report	—	G8	Intangible Asset

5	LVDP-PE-G8-07 《Vehicle Product Design Brief》	Design requirements for vehicle architecture, configuration, parameters, powertrain, chassis, body, E&E, HVAC and other sub-systems	G8	Intangible Asset

6	LVDP-PE-G8-08 《System Design Concept》	—	G8	Intangible Asset

7	LVDP-PE-G8-09 Initial 《Vehicle Architecture incl. Electrical Architecture Approval》	Approval of vehicle architecture including electrical architecture proposal	G8	Intangible Asset

8	LVDP-PE-G8-10 《Electrical System Functional Definition》	—	G8	Intangible Asset

9	LVDP-PE-G8-11 《Initial Hard Point Report》	Initial hard points	G8	Intangible Asset

10	LVDP-PE-G8-12 《Regulatory Requirements List》	Regulatory requirements confirmed	G8	Intangible Asset

11	LVDP-PE-G8-13 Platform Layout Draft Data	—	G8	Intangible Asset

12	LVDP-PE-G8-14 《Renderings》	Determine styling direction based on development of concept sketches	G8	Intangible Asset

13	LVDP-PE-G8-15 《Styling Constraints》	—	G8	Intangible Asset

14	LVDP-PE-G8-16 《Platform Design Proposal》	Platform Design Proposal (Design Concept Sheet) completed; SOR process initiated	G8	Intangible Asset

15	LVDP-PE-G8-17 《Initial Vehicle Technical Specification (VTS)》	—	G8	Intangible Asset

16	LVDP-PE-G7-1 《G7 Proposal Approval Deliverable Verification Checklist》	DDeliverables, processes, standards and timelines for each functional unit at G7 proposal approval	G7	Intangible Asset

17	LVDP-PE-G7-2 《Single Styling Theme Development & Engineering Analysis Report》	Single styling theme proposal development, engineering analysis, and detail renderings completed	G7	Intangible Asset

18	LVDP-PE-G7-4 《Critical Parts & Styling-Related Long-Lead Parts List》 and 《Parts SOR》	Delivered to Procurement for procurement and pre-manufacturing analysis	G7	Intangible Asset

19	LVDP-PE-G7-5 《Styling Surface Initial Data Pre-TG0》	Release of basic outline boundaries and dimensions based on 2D interior/exterior styling renderings	G7	Intangible Asset

20	LVDP-PE-G7-6 Initial 《EBOM》, Initial 《SOR》	Includes parts design list (EBOM), architecture parts, and TG0-stage SOR release for mule car prototype parts	G7	Intangible Asset

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No. / 编号	Deliverable / 交付物	Description / 描述	Node / 节点	Asset Class / 资产类别
21	LVDP-PE-G7-8 《Engineering Development & Project Management Risk Register》	Conflicts and risks affecting engineering targets identified	G7	Intangible Asset

22	LVDP-PE-G7-11 DTS Definition – Initial Version	—	G7	Intangible Asset

23	LVDP-PE-G7-13 《EBOM (Version 1)》	—	G7	Intangible Asset

24	LVDP-PE-G7-14 Vehicle TG0 Data	—	G7	Intangible Asset

25	LVDP-PE-G7-15 Key Master Cross-Sections	—	G7	Intangible Asset

26	LVDP-PE-G7-16 Major Parts Selection Report	—	G7	Intangible Asset

27	LVDP-PE-G7-17 DMU Inspection Report	—	G7	Intangible Asset

28	LVDP-PE-G7-18 Initial Functional Specification	—	G7	Intangible Asset

29	LVDP-PE-G7-19 EEA Functional Allocation Plan	—	G7	Intangible Asset

30	LVDP-PE-G7-20 EEA Network Topology	—	G7	Intangible Asset

31	LVDP-PE-G7-21 NEV High-Voltage Topology Schematic	High-voltage topology schematic approved	G7	Intangible Asset

32	LVDP-PE-G7-22 Regulatory Compliance Verification	—	G7	Intangible Asset

33	LVDP-PE-G7-23 DFMEA – All Systems	—	G7	Intangible Asset

34	LVDP-PE-G7-24 DVP Planning Document	—	G7	Intangible Asset

35	LVDP-PE-G7-25 Parts Maturity Control Table	—	G7	Intangible Asset

36	LVDP-ME-G7-1 《Manufacturing Analysis Report – Styling-Related》	100% of manufacturing issues related to theme model styling have solutions	G7	Intangible Asset

37	LVDP-PE-G6-1 《G6 Project Approval Deliverable Verification Checklist》	Deliverables, processes, standards and actual delivery timelines for each functional unit at G6 approval	G6	Intangible Asset

38	LVDP-PE-G6-2 Styling Development & Class-A Surface Data First Release	Procurement and mould design for manufacturing	G6	Intangible Asset

39	LVDP-PE-G6-3 Vehicle EMC Design Review & Risk Assessment	—	G6	Intangible Asset

40	LVDP-PE-G6-6 Schematic Diagram (Electrical Drawings incl. Interface Definitions)	—	G6	Intangible Asset

41	LVDP-PE-G6-7 Long-Lead Styling-Related Critical Parts & Interior/Exterior TG1 Release	For procurement and pre-manufacturing analysis	G6	Intangible Asset

42	LVDP-PE-G6-8 《EBOM (Version 2)》	—	G6	Intangible Asset

43	LVDP-PE-G6-9 Mid-Lead Initial SOR Release	Delivered to Procurement for procurement and pre-manufacturing analysis	G6	Intangible Asset

44	LVDP-PE-G6-10 Design Solutions – All Systems TG1 Release	—	G6	Intangible Asset

45	LVDP-PE-G6-11 《Product Development & Project Management Risk Register》	Update conflicts and risks affecting engineering targets	G6	Intangible Asset

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No. / 编号	Deliverable / 交付物	Description / 描述	Node / 节点	Asset Class / 资产类别
46	LVDP-PE-G6-12 《EBOM (Version 2)》	—	G6	Intangible Asset

47	LVDP-PE-G6-13 Vehicle TG1 Data	—	G6	Intangible Asset

48	LVDP-PE-G6-15 Schematic Diagram (Electrical Drawings incl. Interface Definitions)	—	G6	Intangible Asset

49	LVDP-PE-G6-16 Class-A Surface Data	—	G6	Intangible Asset

50	LVDP-PE-G6-17 DTS Definition Update	—	G6	Intangible Asset

51	LVDP-PE-G6-18 《Regulatory Verification Report》	—	G6	Intangible Asset

52	LVDP-PE-G6-20 Parts Maturity Control Table	—	G6	Intangible Asset

53	LVDP-PE-G6-21 Vehicle VTS & Sub-System SSTS Update	—	G6	Intangible Asset

54	LVDP-PE-G6-22 SE Process & Dimensional Analysis	—	G6	Intangible Asset

55	LVDP-PE-G6-23 《Serviceability Analysis Report》	—	G6	Intangible Asset

56	LVDP-PE-G6-24 DFMEA Update	—	G6	Intangible Asset

57	LVDP-PE-G6-25 《Fastener Torque Summary Table》	—	G6	Intangible Asset

58	LVDP-PE-G6-26 DTS Critical Zone Positioning Plan	—	G6	Intangible Asset

59	LVDP-PE-G6-27 Base Tolerances	—	G6	Intangible Asset

60	LVDP-PE-G6-28 《Vehicle Development Deliverable Verification Checklist – G6》	Deliverables, processes and actual delivery timelines at G6 milestone; countersigned by all functional department heads	G6	Intangible Asset

TOTAL PURCHASE PRICE / 总购买价格				RMB 20,890,000

This does not constitute a complete transfer of all technology capabilities of the Seller.

上述不构成出售方全部技术能力的整体转移。

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SCHEDULE 2 — DEMO VEHICLES (COLD-CHAIN EV PROTOTYPE)

附件二 — 展示车辆（冷链电动汽车样车）

The following demo vehicles (cold-chain EV prototype assets), owned by Beijing Xinshiya Technology Co., Ltd., are transferred to Singauto Pte. Ltd. under this Agreement:

以下由北京新实亚科技有限公司所有的展示车辆（冷链电动汽车样车资产），依据本协议转让予Singauto PTE. LTD.：

No. 编号	Item Name / 车辆名称	Cost (RMB) / 费用（元）
1	919 Show Car / 919展车	RMB 4,264,885.50

2	Clay Model / 油泥模型	RMB 1,786,641.22

3	RP Prototype Vehicle / RP样车	RMB 2,017,175.57

4	A-Sample Prototype Vehicle / A样车	RMB 1,729,007.63

5	UAE Show Car/阿联酋展车	RMB 8,322,290.08

SUB-TOTAL – DEMO VEHICLES / 展示车辆小计		RMB 18,120,000.00

SCHEDULE 3 — NOTICES

附件三 — 通知

Seller / 出售方	Purchaser / 购买方	Singauto Inc. / Singauto Inc.
Beijing Xinshiya Technology Co., Ltd. 北京新实亚科技有限公司 Address / 地址: [北京市海淀区永丰路9号院3号楼A座2层中段362号] Attention / 收件人: 许同盟 Email / 电子邮件: xutongmeng@singautotech.com	Singauto Pte. Ltd. Singauto PTE. LTD.（新加坡） Address / 地址: 16 Collyer Quay, #06-02, Singapore 049318 Attention / 收件人: Liu Yuqiang Email / 电子邮件: leon@singautotech.com	Singauto Inc.
Singauto Inc.（开曼群岛）

Address / 地址: VISTRA (CAYMAN) LIMITED P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands
Attention / 收件人: Liu Yuqiang

Email / 电子邮件: leon@singautotech.com

SCHEDULE 4 — SELLER’S BANK ACCOUNT DETAILS

附件四 — 出售方银行账户信息

Field / 字段	Details / 详情
Account Name / 账户名称	北京新实亚科技有限公司

Bank Name / 开户行	浙商银行北京金宝街支行

Bank Address / 开户行地址	北京市东城区金宝街2号雅安公寓底商

Account Number / 账号	1000000910120100071978

SWIFT / CNAPS Code	316100000113

Currency / 币种	RMB (CNY) / 人民币

— END OF AGREEMENT / 协议正文结束 —

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